Exhibit 99.1

 February 3, 2010
For Immediate Release

Sport Supply Group Reports Second Quarter Fiscal 2010 Financial Results

Sport Supply Group, Inc. (NASDAQ – RBI) today reported results for its second fiscal quarter ended December 31, 2009. Financial highlights for the quarter include:

•	Net Sales increase 4.4% to $55.5 million vs. $53.1 million in prior year period
•	Gross Margins increase 90 basis points to 36.1% vs. 35.2% in prior year period
•	Operating Profit increases 26.3% to $1.8 million vs. $1.4 million in prior year period
•	Net Income decreases 12.4% to $0.9 million vs. $1.1 million in prior year period, principally due to the one-time gain from the early retirement of 5.75% notes that occurred in Fiscal 2009
•	Fully Diluted EPS increases 75% to $0.07 vs. $0.04 in prior year period
•	Adjusted EBITDA increases 30.8% to $3.2 million vs. $2.4 million for the three months ended December 31, 2009 as compared to the comparable period in 2008

Financial Highlights for the six months ended December 31, 2009 include:

•	Net Sales increase 4.9% to $133.0 million vs. $126.8 million in prior year period
•	Gross Margins remain consistent with prior year period at 36.0%
•	Operating Profit increases 4.7% to $10.6 million vs. $10.1 million in prior year period
•	Net Income decreases 2.2% to $6.0 million vs. $6.1 million in prior year period, principally due to the one-time gain from the early retirement of 5.75% notes that occurred in Fiscal 2009
•	Fully Diluted EPS increases 12% to $0.46 vs. $0.41 in prior year period
•	Adjusted EBITDA increases 5.7% to $26.2 million vs. $24.7 million for the trailing twelve months ended December 31, 2009 as compared to the comparable period in 2008
•	Free Cash Flow from Operations of $13.6 million versus negative Free Cash Flow from Operations of $3.0 million for the six months ended December 31, 2008
•	Net Cash Provided by Operating Activities of $13.9 million versus Net Cash Used in Operating Activities of $2.7 million for the six months ended December 31, 2008

Balance sheet highlights as of December 31, 2009 include:

•	Net debt reduced to $4.9 million

“We are pleased to report solid results in the second fiscal quarter ended December 31, 2009,” stated Adam Blumenfeld, Chairman and Chief Executive Officer. “It was another strong performance, led by 10.5% top line growth from our Road Sales Group, which was slightly offset by a 1.8% decrease in our Catalog Group; gross margin expansion across the operating platform, and a continued focus on managing working capital and preserving cash. Importantly, in light of the broader market uncertainties, Sport Supply Group continues to demonstrate its ability to grow market share and profitability. We attribute this success to the commitment and efforts of the entire SSG team and our best-of-breed direct distribution model.”

Mr. Blumenfeld continued: “We are particularly proud of our ability to produce these positive operating results while, at the same time, strengthening our financial position. On December 1, 2009, we re-paid all outstanding 5.75% convertible debentures. As of December 31, 2009, we had net debt of $4.9 million. This significant reduction in debt can be attributed to higher sales; well-managed inventories and faster cash collections. Over the last three years, the Company has reduced net debt by more than $80.0 million largely through operating cash flows, which we view as a phenomenal achievement.”

Mr. Blumenfeld concluded: “While we acknowledge the ongoing economic headwinds facing the marketplace, we continue to believe Sport Supply Group is best positioned to weather any short-term volatility as well as capitalize on longer term emerging opportunities.”

Conference Call Information

The Company will host a conference call today at 3:30 CT / 4:30 ET to discuss these results and future plans. Interested parties may participate by dialing 866 356 4279 and using pass code 40618283. The call will also be webcast live and can be accessed online by clicking the following link: http://www.sportsupplygroup.com/webcast.

About Sport Supply Group

Sport Supply Group Inc. is the nation's leading marketer, manufacturer and distributor of sporting goods and branded team uniforms to the institutional and team sports market. The Company markets via 3 million direct catalogs, a 40 person telesales team, more than 200 direct sales professionals, 60 Platinum Resellers and a family of company-controlled websites.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to Sport Supply Group’s anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions which changes may negatively impact school and other government supported budgets as well as the cost of doing business, actions and initiatives by current and potential competitors, and certain other additional factors described in Sport Supply Group’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Sport Supply Group’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Sport Supply Group is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact:

Sport Supply Group, Inc.
John Pitts, CFO, 972-243-8100

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Net sales	$55,529	$53,175	$132,999	$126,752
Cost of sales	35,499	34,443	85,065	81,101

Gross profit	20,030	18,732	47,934	45,651

Selling, general and administrative expenses	18,187	17,273	37,337	35,527
Operating profit	1,843	1,459	10,597	10,124

Other income (expense):
Interest income	25	40	42	117
Interest expense	(366)	(926)	(893)	(1,914)
Gain on early retirement of Notes	–	1,192	–	1,443
Other income (expense)	–	(21)	1	–

Total other income (expense), net	(341)	285	(850)	(354)

Income before income taxes	1,502	1,744	9,747	9,770

Income tax provision	580	692	3,766	3,657

Net income	$922	$1,052	$5,981	$6,113

Weighted average number of shares outstanding:
Basic	12,483,542	12,444,198	12,469,516	12,436,224
Diluted	12,720,985	12,912,607	14,276,549	15,315,960

Net income per share common share – basic	$0.07	$0.08	$0.48	$0.49
Net income per share common share – diluted	$0.07	$0.04	$0.46	$0.41
Dividends declared per share common share	$0.025	$0.00	$0.05	$0.025

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	June 30,
	2009	2009

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,015	$10,743
Accounts receivable, net	32,452	32,276
Inventories, net	28,900	33,872
Current portion of deferred income taxes	4,040	4,040
Prepaid expenses and other current assets	3,590	3,649
Total current assets	70,997	84,580
PROPERTY AND EQUIPMENT, net	7,855	8,504
DEFERRED DEBT ISSUANCE COSTS, net	111	291
INTANGIBLE ASSETS, net	5,872	6,226
GOODWILL	53,525	53,426
OTHER ASSETS, net	76	76
Total assets	$138,436	$153,103

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$19,448	$20,132
Accrued liabilities	8,551	7,602
Dividends payable	313	311
Current portion of long-term debt	24	28,892
Total current liabilities	28,336	56,937
DEFERRED INCOME TAX LIABILITY	4,257	4,331
NOTES PAYABLE AND OTHER LONG-TERM DEBT	6,900	–
Total liabilities	39,493	61,268
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock	–	–
Common stock	126	125
Additional paid-in capital	68,276	66,526
Retained earnings	31,344	25,987
Treasury stock at cost	(803)	(803)
Total stockholders' equity	98,943	91,835

Total liabilities and stockholders' equity	$138,436	$153,103

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the six months ended December 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,981	$6,113
Adjustments to reconcile net income to cash provided by (used in)
operating activities:
Provision for uncollectible accounts receivable	500	498
Depreciation and amortization	1,323	1,420
Amortization of deferred debt issuance costs	190	686
Gain on early retirement of long term debt	–	(1,443)
Deferred taxes	(74)	78
Stock-based compensation expense	1,389	569
Changes in operating assets and liabilities:
Accounts receivable	(677)	(1,076)
Inventories	5,085	(1,666)
Prepaid expenses and other current assets	(549)	(705)
Other assets, net	–	22
Accounts payable	(681)	(4,224)
Income taxes payable / prepaid income taxes	607	(1,389)
Accrued liabilities and accrued interest	807	(1,544)

Net cash provided by (used in) operating activities:	13,901	(2,661)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(322)	(330)
Proceeds from disposals of property and equipment	52	–
Cash used in business acquisitions	(121)	–
Net cash used in investing activities:	(391)	(330)

CASH FLOWS FROM FINANCING ACTIVITIES:
Retirement of long term debt	(28,856)	(19,701)
Deferred debt issuance cost	(10)	–
Proceeds from bank line of credit	13,100	15,213
Payments on notes payable and line of credit	(6,212)	(9,829)
Payment of dividends	(622)	(620)
Tax benefit related to the exercise of stock options	74	249
Proceeds from issuance of common stock	288	230
Net cash used in financing activities:	(22,238)	(14,458)

Net change in cash and cash equivalents	(8,728)	(17,449)
Cash and cash equivalents, beginning of period	10,743	20,531
Cash and cash equivalents, end of period	$2,015	$3,082

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$838	$1,345
Cash paid for income taxes	$3,197	$4,807

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA AND
ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended December 31,		Trailing Twelve Months Ended December 31,
	2009	2008	2009	2008

Net Income	$922	$1,052	$11,783	$11,299
Provision for income taxes	580	692	7,454	7,145
Interest expense, net of interest income	341	886	2,245	3,588
Depreciation and amortization	653	716	2,703	3,306
EBITDA (a)	2,496	3,346	24,185	25,338
Other items:
Gain on early retirement of Notes	–	(1,192)	–	(1,443)
Stock-based compensation expense	694	284	1,976	844
Adjusted EBITDA (a)	$3,190	$2,438	$26,161	$24,739

(a)  EBITDA and Adjusted EBITDA are non-GAAP financial measures.  EBITDA is defined as net income before interest expense (net of interest income), income taxes, depreciation and amortization.  Adjusted EBITDA is defined as net income before interest expense (net of interest income), income taxes, depreciation, amortization, and other items included in the caption above labeled "Other items" which do not directly relate to the ongoing operations.  SSG management relies on EBITDA and adjusted EBITDA as primary measures to review and assess operating performance.  SSG believes it is useful to investors to provide disclosures of its operating results on the same basis that is used by management.  Management and investors also review EBITDA and adjusted EBITDA to evaluate SSG's overall performance and to compare SSG's current operating results with corresponding periods and with other companies.   You should not consider EBITDA and adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States of America.  Because EBITDA and Adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States of America and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies.

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF CASH FLOW PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW FROM OPERATIONS
(Unaudited, in thousands)

	Six Months Ended December 31,
	2009	2008

Net cash provided by (used in) operating activities	$13,901	$(2,661)

Adjustments to reconcile net cash provided by (used in) operating activities to free cash flow from operations:

Capital expenditures	(322)	(330)

Free cash flow from operations (b)	$13,579	$(2,991)

(b)  Free cash flow from operations is a non-GAAP financial measure.  Free cash flow from operations is defined as net cash provided by (used in) operating activities less capital expenditures.  SSG management relies on free cash flow from operations as a primary measure to review and assess liquidity.  SSG believes it is useful to investors to provide disclosures of its operating results on the same basis that is used by management.  Management and investors also review free cash flow from operations to evaluate SSG’s overall performance and to compare SSG’s current results with corresponding periods and with other companies.  You should not consider free cash flow from operations in isolation or as a substitute for net cash provided by (used in) operating activities or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States of America.  In addition, free cash flow from operations does not necessarily represent funds available for discretionary use and is not necessarily a measure of SSG’s ability to fund its cash needs.  Because free cash flow from operations is not a measure of financial performance under accounting principles generally accepted in the United States of America and is susceptible to varying calculations, it may not be comparable to similarly titled measures of other companies.